                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                            NU-TECH BIO-MED, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             NU-TECH BIO-MED, INC.


                                                                 August 21, 1997


Dear Nu-Tech Stockholder:


     The Board of Directors of Nu-Tech Bio-Med, Inc. (the "Company") proposed to amend the Company's Amended and Restated Certificate of Incorporation to increase the total number of shares of all classes of capital stock which the corporation shall issue to fifty-two million shares; such increase is to be effected by increasing the number of shares of common stock from twelve million shares to fifty million shares and by increasing the number of shares of preferred stock from one million shares to two million shares. This proposal, and its possible advantages and disadvantages, is described in the enclosed Proxy Statement. The proposal is recommended by your Board of Directors. Your Board will be authorized to go forward with the proposal, which is believed to serve best the interests of the Company, only if a majority of the Company's outstanding shares of Common Stock consent. It is intended that Stockholder Consents will be received on or prior to October 20, 1997. A card is enclosed for the purpose of giving Consent.


     The proposal to increase the authorized number of shares of common stock is being proposed in order to enable the Company to establish a reserve of common stock large enough to enable the Company to issue certificates of common stock upon conversion of the remaining outstanding shares of Series A Convertible Preferred Stock (the "Preferred Stock"), which were originally issued in December, 1996.

     The Amendment to the Certificate of Incorporation is therefore being proposed and recommended by your Board so that the Company will be legally able to issue shares of its Common Stock from time to time as future conversions of Preferred Stock may occur. If the proposal is not approved, the Company will not be able to permit further conversions of the Preferred Stock, and in such event, the holders of the Preferred Stock may seek to avail themselves of all legal remedies against the Company.

     Please SIGN, DATE, and MAIL the enclosed Consent Card as soon as possible.

                                          Sincerely,

                                          J. MARVIN FEIGENBAUM
                                          Chairman of the Board of Directors

                             NU-TECH BIO-MED, INC.

                            SOLICITATION OF CONSENT

To The Stockholders:

     The Board of Directors of Nu-Tech Bio-Med, Inc. (the "Company") requests your consent in writing, without a meeting, for the following purpose:

        To amend the Company's Amended and Restated Certificate of Incorporation to increase the total number of shares of all classes of capital stock which the Company shall issue to fifty-two million shares; such increase is to be effected by increasing the number of shares of common stock from twelve million shares to fifty million shares and by increasing the number of shares of preferred stock from one million shares to two million shares.

     Only stockholders of record at the close of business on August 8, 1997 (the "Record Date") are entitled to receive the accompanying Proxy Statement and Consent card, and each Stockholder is urged to SIGN, DATE and MAIL the enclosed Consent card as promptly as possible in the postage prepaid envelope enclosed to American Stock Transfer & Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005.

                                          By Order of the Board of Directors,

                                          DAVID A. STERLING
                                          Secretary


August 21, 1997

Warwick, Rhode Island

                           YOUR CONSENT IS IMPORTANT

TO ENSURE YOUR CONSENT BEING COUNTED, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE.

                             NU-TECH BIO-MED, INC.
                                 55 ACCESS ROAD
                          WARWICK, RHODE ISLAND 02886
                             ---------------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND CONSENTS

GENERAL

     The Board of Directors hereby requests consent from the holders of Common Stock of Nu-Tech Bio-Med, Inc. (the "Company"). Please indicate your "Consent" by SIGNING, DATING and MAILING the enclosed Consent card (the "Consent") to the Company's Stock Registrar using the pre-addressed envelope provided for your convenience. The Company's Stock Registrar is American Stock Transfer & Trust Co., 40 Wall Street, 46th Floor, New York, New York 10005.


     These materials were mailed to Stockholders on or about August 21, 1997.


     Requests for information or documents may be directed to the attention of Lee Ann DaRita at (401) 732-6520 or by delivery to the Company's principal executive office. The principal executive office of the Company is located at 55 Access Road, Warwick, Rhode Island 02286 and its telephone number is (401) 732-6520.

CONTENTS

     In order to change the number of shares outstanding, a corporation should adopt an amendment of its certificate of incorporation ("Amendment"). Therefore, the proposal herein provides for a corresponding Amendment.

     The General Corporation Law of Delaware prescribes that an Amendment must be authorized by the Corporation's board, authorized by the stockholders and certified by the principal officers and then filed with the Delaware Secretary of State. The Company desires to file an Amended and Restated Certificate of Incorporation in order to put such Amendment into effect and to restate the Company's certificate of incorporation as theretofore amended and supplemented. The proposed Amended and Restated Certificate of Incorporation is set forth in full in Exhibit A.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     On August 8, 1997 (the "Record Date"), there were 10,653,709 shares of Common Stock, par value $.01 per share ("Common Stock") of the Corporation issued and outstanding. Only holders of Common Stock of record at the close of business on the Record Date are entitled to consent to the proposal. Each share of Common Stock is entitled to one vote on each matter presented to Stockholders. Voting is on a non-cumulative basis. The shares of Common Stock represented by each properly executed Proxy in the accompanying form will, if no contrary instruction is received, be voted FOR the adoption of the proposal.

     Section 228(c) of the General Corporation Law of Delaware requires that each Consent have a dated signature of each Stockholder who signs the Consent. An undated Consent cannot be used. Only record holders of Common Stock may give a Consent. The Consent card provided may be executed by the record holder or pursuant to authority given by the record holder's written proxy.


     Any Proxy may be revoked at any time before it is voted. A Stockholder may revoke this Proxy by notifying the Secretary of the Corporation either in writing prior to October 20, 1997 or by submitting a Proxy bearing a later date.


     The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Corporation may use the services of its executive officers and certain Directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

PROPOSALS FOR 1998 ANNUAL MEETING

     Any Stockholder desiring to make a proposal to be acted upon at the 1998 Annual Meeting of Stockholders must present such proposal to the Secretary of the Corporation not later than January 16, 1998 in order for the proposal to be considered for inclusion in the Corporation's Proxy Statement relating to that next annual meeting.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                  OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of the Record Date with respect to the ownership of Common Stock by (i) the persons (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the beneficial owner of more than five percent of any class of the Corporation's voting securities (calculated based upon 10,653,709 shares of Common Stock outstanding as of August 1, 1997), (ii) each director and each officer, and (iii) directors and executive officers as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the securities listed opposite such individual's name.

                  NAME AND ADDRESS                     AMOUNT OF AND NATURE                 PERCENTAGE
                OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP                OF CLASS
----------------------------------------------------  -----------------------               ----------
J. Marvin Feigenbaum................................          745,316(1)                        6.6%
55 Access Road
Warwick, RI 02886
Edmond E. Charrette, M.D. ..........................           19,975(2)                       *
55 Access Road
Warwick, RI 02886
Leonard Green.......................................           13,309(3)                       *
55 Access Road
Warwick, RI 02886
David A. Sterling...................................           14,809(3)                       *
55 Access Road
Warwick, RI 02886
Chriss W. Street....................................           10,309(4)                       *
Chriss Street & Company
1111 Bayside Drive Suite 100
Corona del Mar, CA 92625
Robert B. Fagenson..................................           10,309(4)                       *
19 Rector Street
New York, NY 10006
All Officers and Directors as a Group (6 persons in
number).............................................          814,027(1)(2)(3)(4)               7.2%

---------------
  * Less than 1%.
(1) Includes (i) 9,999 shares of Common Stock owned by Mr. Feigenbaum; (ii) 45,316 shares of Common Stock held in a trust for the benefit of a minor child of Mr. Feigenbaum, as to which shares Mr. Feigenbaum disclaims beneficial ownership; (iii) 54,500 options owned by the Feigenbaum Foundation, as to which options Mr. Feigenbaum disclaims a beneficial interest in; and (iv) options and warrants to purchase an aggregate of 595,500 shares of Common Stock.
(2) Includes (i) 3,809 shares of Common Stock, (ii) presently exercisable options to purchase 2,857 shares of Common Stock; and (iii) options to purchase 13,309 shares of Common Stock granted under the Corporation's Non-Employee Director Plan.
(3) Includes options to purchase 13,309 shares of Common Stock under the Corporation's Non-Employee Director Plan.
(4) Includes options to purchase 10,309 shares of Common Stock under the Corporation's Non-Employee Director Plan.

                                  PROPOSAL 1:

         AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
              TO EFFECT AN INCREASE IN THE COMPANY'S CAPITAL STOCK

     On December 2, 1996, the Company completed a private placement of 14,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") for an aggregate of $14 million. Each share of Preferred Stock, by its terms, is convertible into such number of shares of Common Stock as shall equal $1,000 divided by a conversion rate equal to the lesser of (i) 75% of the average closing price of a share of Common Stock reported by the Nasdaq SmallCap Stock Market for the five trading days prior to the date of the holder's notice of conversion or (ii) $17.50, subject to adjustment. Through August 1, 1997, an aggregate of 7,854,612 shares of Common Stock were issued upon conversion of 7,175 shares of Preferred Stock. Based upon an assumed prevailing conversion price of $.421875 per share as of August 1, 1997, the Company would be obligated to issue up to an additional 16,591,865 shares of Common Stock. The Company is presently authorized to issue 12,000,000 shares of Common Stock, $.01 par value. As of August 1, 1997, the Company had 10,653,709 shares of its Common Stock issued and outstanding (including 7,854,612 shares of Common Stock previously issued upon conversion of 7,175 shares of Preferred Stock). Assuming full conversion of the remaining 6,825 shares of Preferred Stock at an assumed conversion price of $.421875 per share, the Company would be required to issue up to 16,591,865 additional shares of its Common Stock. In view of the number of shares of Common Stock that are presently issued and outstanding, the Company, under the provisions of its Certificate of Incorporation, does not have a sufficient number of authorized and unissued shares which are unreserved to issue upon anticipated future conversions of the Preferred Stock. The Amendment to the Certificate of Incorporation is therefore being proposed and recommended so that the Company will be legally able to issue shares of its Common Stock from time to time as future conversions of Preferred Stock may occur. As previously noted, the Company has 10,653,709 shares of Common Stock issued and outstanding, of which 7,854,612, or 73.8%, of all issued and outstanding shares of Common Stock are owned by present or former Preferred Stockholders. As the Amendment to the Certificate of Incorporation requires, the affirmative vote of a majority of all issued and outstanding shares entitled to vote, present and former Preferred Stockholders have the ability to cause the Amendment to the Certificate of Incorporation, as proposed, to be adopted.

     If the proposal is not approved, the Company will not be able to permit further conversions of the Preferred Stock. In such event, the holders of the Preferred Stock may seek to avail themselves of all legal remedies against the Company, which may include, without limitation, the commencement of lawsuits against the Company asserting claims for damages, specific performance and rescission.

            MANAGEMENT RECOMMENDS A CONSENT OR VOTE FOR PROPOSAL 1.

                                          By Order of the Board of Directors

                                          DAVID STERLING
                                          Secretary

                                   EXHIBIT A

                                  AMENDMENT TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                             NU-TECH BIO-MED, INC.

     The undersigned corporation, in order to amend its Certificate of Incorporation, hereby certifies as follows:

          FIRST: The name of the corporation is NU-TECH BIO-MED, INC.

          SECOND: The corporation hereby amends its Certificate of Incorporation as follows:

             The first sentence of Article Fourth of the corporation's Restated Certification is amended to increase the total number of shares of all classes of capital stock which the corporation shall issue to fifty-two million shares; such increase is to be effected by increasing the number of shares of common stock from twelve million shares to fifty million shares and by increasing the number of shares of preferred stock from one million shares to two million shares. The first sentence of said Article Fourth of the Certificate of Incorporation is amended to read as follows:

               FOURTH: "Authorized Capital Stock. The total number of shares of all classes of capital stock which the corporation shall have the authority to issue is fifty-two million (52,000,000) shares, of which fifty million (50,000,000) shares shall be common stock with a par value of one cent ($.01) per share, and of which two million (2,000,000) shares shall be preferred stock with a par value of one cent ($.01) per share."

          THIRD: The amendment effected herein was authorized by a vote of the holders of a majority of all of the outstanding shares entitled to vote thereon pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms the facts set forth herein are true under penalties of perjury this
     day of           , 1997.

                                          --------------------------------------
                                          J. MARVIN FEIGENBAUM, President

                                          --------------------------------------
                                          DAVID STERLING, Secretary

================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
I,3

                             NU-TECH BIO-MED, INC.

                                    CONSENT

         THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors of Nu-Tech Bio-Med, Inc. RECOMMENDS CONSENT on the proposal.


         Stockholders are urged to mark, sign, date and mail promptly this Consent card in the envelope provided. Consents must be received at the address of the Stock Registrar by 5:00 p.m. New York City time, on October 20, 1997, unless the deadline is extended without further notice.


         THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT; AND THIS CARD SHALL BE DEEMED TO INDICATE A CONSENT IF NOT INDICATED TO THE CONTRARY.

         EACH CONSENT MUST BE SIGNED AND DATED.

         Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this Consent card.

         PLEASE INDICATE APPROVAL BELOW to include an amendment in the Company's Amended and Restated Certification of Incorporation that will result in a reclassification of the Company's shares such that

     Proposal 1:

                      [ ] APPROVE                       [
                 ] DISAPPROVE                       [ ] ABSTAIN
                  (continued, and to be signed, on other side)

                          (continued from other side)
         PROPOSAL 1. NUMBER OF SHARES AUTHORIZED . . . AT AND AFTER THE EFFECTIVE TIME THE COMPANY'S CERTIFICATE OF INCORPORATING BE RESTATED AND AMENDED TO INCREASE THE NUMBER OF SHARES OF CAPITAL STOCK WHICH THE COMPANY SHALL BE AUTHORIZED TO ISSUE SHALL BE EQUAL TO FIFTY-TWO MILLION (52,000,000) SHARES, OF WHICH FIFTY MILLION (50,000,000) SHARES WILL BE COMMON STOCK AND TWO MILLION (2,000,000) SHARES WILL BE PREFERRED STOCK. THE FORM OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION IN EXHIBIT A IS HEREBY APPROVED.

                                            SIGNATURE(S)

                                            -------------------------------

                                            -------------------------------

                                            DATE: , 199